Exhibit 5.1




                         [Hunton & Williams Letterhead]






                                  June 25, 1999



Oakwood Mortgage Investors, Inc.
101 Convention Center Drive
Las Vegas, Nevada  89109

                        OAKWOOD MORTGAGE INVESTORS, INC.
                 REGISTRATION STATEMENT ON FORM S-3 (333-72621)
                 -----------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for Oakwood Mortgage Investors, Inc., a Nevada corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-3, File No. 333-72621 (together with the exhibits and amendments thereto, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of certain series of pass-through certificates.

         In connection with the proposed issuance and sale of the Company's Senior/Subordinated Pass-Through Certificates, Series 1999-C, Class A-1, Class A-2, Class M-1, Class M-2 and Class B-1 Certificates (the "Certificates") by OMI Trust 1999-C (the "Trust"), and in order to express our opinion hereinafter stated, we have examined: the form of Pooling and Servicing Agreement, including the Standard Terms thereto, and the form of Sales Agreement (collectively, the "Transaction Documents") filed as an exhibit to the Registration Statement. We have also examined such statutes, corporate records and other instruments and documents as we have deemed necessary for the purposes of this opinion.

         Based on and subject to the foregoing, we are of the opinion that:

         1. (a) when the Transaction Documents each have been duly completed, executed and delivered by all of the parties thereto to reflect the specific terms of the transaction, (b) if the parties to the Transaction Documents comply (without waiver) with all of the provisions thereof, and (c) if elections


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properly are made and filed for each of the pooling assets and the issuing assets to be treated as a separate real estate mortgage investment conduit (a "REMIC") pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), the Certificates offered for sale under the Registration Statement will be considered "regular interests" in a REMIC on the date of issuance thereof and thereafter, and the Trust will not be treated as an association taxable as a corporation for federal income tax purposes, assuming continuing compliance with the REMIC provisions of the Code and regulations thereunder.

         2. when the Transaction Documents have been duly executed and delivered by the parties thereto, they will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

         3. when the Certificates have been duly issued, executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement and delivered to and paid for by the purchasers thereof, the Certificates will be legally and validly issued for adequate consideration and
(a) the Certificateholders will be entitled to the benefits provided by the Pooling and Servicing Agreement and (b) no Certificateholder will be subject to any further assessment in respect of the purchase price of the Certificates.

         You should be aware that the above opinions represent our conclusions as to the application of existing law to the transaction described above as of the date hereof. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention. In addition, there can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change. You should also be aware that we have not reviewed the Transaction Documents in their final, executed form and this opinion is expressly predicated on the satisfactory completion and execution of the Transaction Documents.

         Our opinions expressed herein are limited to the federal laws of the United States of America and the States of Nevada and North Carolina. No opinion has been sought and none has been given concerning the tax consequences of the transaction under the laws of any state.

         We hereby consent to the filing of this opinion under cover of Form 8-K with the Securities and Exchange Commission, to be incorporated by reference as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                      Very truly yours,

                                                     /s/ Hunton & Williams